Exhibit-10.69

CONSENT, WAIVER AND AMENDMENT NO. 10

March 14, 2003

Syratech Corporation,

for itself and on behalf of the other Borrowers

party to the Loan Agreement referred to below

175 McClellan Highway

East Boston, Massachusetts 02128-9114

Attention:  Jim Callahan

Ladies and Gentlemen:

We refer to the Loan and Security Agreement dated as of April 16, 1997, as amended to the date hereof (as so amended, the “Loan Agreement”) by and among Syratech Corporation, a Delaware corporation, Towle Manufacturing Company, a Delaware corporation, Leonard Florence Associates, Inc., a Massachusetts corporation, Wallace International Silversmiths, Inc., a Delaware corporation, Syratech Holding Corporation, an Arkansas corporation, Rauch Industries, Inc., a North Carolina corporation, Rochard, Inc., a New York corporation, Holiday Products, Inc., a North Carolina corporation, Farberware Inc., a Delaware corporation, and Silvestri, Inc., a Delaware corporation (collectively, the “Borrowers”), the financial institutions parties thereto from time to time as the “Lenders,” and Bank of America, N.A., a national banking association, as agent (the “Agent”) for the Lenders.  Unless otherwise defined herein, terms defined in the Loan Agreement are used herein as therein defined.

The Borrowers have advised the Lenders and the Agent that Syratech Hong Kong, a Subsidiary of Syratech, intends to enter into that certain Share Sale Agreement dated on or about the date of this letter, in the form previously provided to the Agent (the “Share Sale Agreement”), with HLW 179 Limited (“Purchaser”), pursuant to which (i) Syratech Hong Kong shall sell to Purchaser all of the issued share capital of C J Vander Limited, a company organized under the laws of Great Britain (“Vander”), and (ii) Syratech agrees to guarantee to the Purchaser the payment and performance of certain obligations of Syratech Hong Kong contained in the Share Sale Agreement, all in accordance with the terms contained in such Share Sale Agreement (Syratech’s obligations under the Share Sale Agreement being hereinafter collectively referred to as the “Syratech Vander Guaranteed Obligations”).

The Borrowers have requested that the Lenders consent to the foregoing transactions (collectively, the “CJ Vander Transaction”) and waive compliance and the effects of noncompliance by the Borrowers with the provisions of the Loan Agreement to the extent the consummation of the CJ Vander Transaction would result in a violation thereof, and the Lenders have agreed to grant such consent, upon and subject to the conditions hereinafter set forth.

Effective as of the “Amendment No. 10 Effective Date” (as hereinafter defined) of this Consent, Waiver and Amendment No. 10 (the “Amendment No. 10”), this Amendment No. 10 evidences the Lenders’ waiver of compliance and the effects of noncompliance by the Borrowers with the provisions of (a) Section 8.13 of the Loan Agreement in respect of the release by the Agent and Lenders to Syratech Hong Kong of Pledged Securities of Vander, (b) Section 11.3 of the Loan Agreement to permit Syratech to incur the Syratech Vander Guaranteed Obligations, and (c) Section 11.7 of the Loan Agreement to permit the sale of Vander shares to the Purchaser.

Effective automatically as of the Amendment No. 10 Effective Date, the Loan Agreement is hereby amended as follows:

1.                                      by amending Section 1.1 Definitions by inserting therein, in appropriate alphabetical order, the following new definitions:

“Syratech Vander Guaranteed Obligations” means the obligations of Syratech under and pursuant to the Vander Share Sale Agreement.

“Vander” means C J Vander Limited, a company organized under the laws of Great Britain.

“Vander Share Sale Agreement” means that certain Share Sale Agreement dated on or about March 14, 2003 by and among Syratech Hong Kong, Syratech and HLW 179 Limited concerning the sale of the issued share capital of Vander to HLW 179 Limited.

2.                                    by further amending Section 1.1 Definitions by amending the following definition in its entirety to read as follows:

“Permitted Guaranties” means (i) any Guaranty by one Borrower of Indebtedness of any other Borrower incurred in the ordinary course of business of such other Borrower, (ii) Guaranties arising out of the endorsement of negotiable instruments for deposit or collection, the issuance of Letters of Credit for the account of Syratech Hong Kong pursuant to the terms of the Master L/C Agreement, and similar transactions in the ordinary course of business, and (iii) the Syratech Vander Guaranteed Obligations.

This Amendment No. 10 shall be effective as of the first date (the “Amendment No. 10 Effective Date”) on which all of the following have occurred: (a) Agent shall have received three (3) copies of fully-executed counterparts of each of the Share Sale Agreement and any other documents evidencing or otherwise relating to the Syratech Vander Guaranteed Obligations, in each case in the same form as previously delivered to Agent with only such changes to such forms which do not adversely affect the interests of Agent or the Lenders in the CJ Vander Transaction or under the Loan Agreement or under any of the other Loan Documents; (b) the Completion (as defined in the Share Sale Agreement) shall have occurred; and (c) Agent shall have received four (4) counterparts of this Amendment No. 10 signed by all of the Borrowers, Agent and Lenders.

Borrowers hereby covenant that (I) the final, fully-executed forms of the Share Sale Agreement and any other documents relating to or concerning the Syratech Vander Guaranteed Obligations shall be in the same form as previously provided to Agent with only such changes to such forms which do not adversely affect the interests of Agent or the Lenders in the CJ Vander Transaction or under the Loan Agreement or under any of the other Loan Documents and (II) within five (5) Business Days after Completion, Borrowers shall cause all proceeds received by Syratech Hong Kong and any other Borrower under the Share Sale Agreement upon Completion (net of closing costs) to be paid to Agent for application by Agent (A) against the outstanding balance of Revolving Credit Loans, provided that no Event of Default has occurred, and (B) if an Event of Default has occurred, as provided by the Loan Agreement upon an Event of Default.  This Amendment No. 10 shall constitute a “Loan Document” under and as defined in the Loan Agreement, and a breach of any term of this Amendment No. 10 shall constitute an “Event of Default” under the Loan Agreement.

If the foregoing is satisfactory, please evidence (1) your acceptance of the foregoing consents and agreements, (2) your agreement to furnish to the Agent and the Lenders such additional information with respect to the CJ Vander Transaction as any Lender through the Agent may reasonably request from time to time, (3) your agreement not to amend any provision of the Share Sale Agreement, the Hong Kong Trading Agreement, the Puerto Rico Trading Agreement or any documents relating to or concerning the Syratech Vander Guaranteed Obligations in any respect which may adversely affect the interests of the Agent or the Lenders in the CJ Vander Transaction or under the Loan Agreement or under any of the other Loan Documents, (4) your agreement to pay over to Agent all proceeds received by Syratech Hong Kong and any other Borrower under the Share Sale Agreement upon Completion (net of closing costs) for application by Agent as provided in this Amendment No. 10, and (5) your further agreement that, except as expressly modified hereby, the Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed, by signing the attached duplicate of this Amendment No. 10 in the space provided and returning it to the Agent.  This Amendment No. 10 is limited as written and does not constitute a waiver or release by the Agent or any Lender of any provision of the Loan Agreement or any right of the Agent or any Lender thereunder, except as expressly set forth herein.

Very truly yours,

BANK OF AMERICA, N.A., as Agent and as a Lender

By:	/s/ Andrew A. Doherty
	Name:	Andrew A. Doherty
	Title:	Vice President

FLEET CAPITAL CORPORATION, as a Lender

By:	/s/ Matthew T. O’Keefe
	Name:	Matthew T. O’Keefe
	Title:	Senior Vice President

CONGRESS FINANCIAL, as a Lender

By:		/s/ Gary S. Silvers
Name:		Gary S. Silvers
Title:		Vice President

Acknowledged and accepted

this 20th day of March 2003:

SYRATECH CORPORATION

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

TOWLE MANUFACTURING COMPANY

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

LEONARD FLORENCE ASSOCIATES, INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

WALLACE INTERNATIONAL SILVERSMITHS, INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

RAUCH INDUSTRIES, INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

ROCHARD, INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

HOLIDAY PRODUCTS, INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

FARBERWARE INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer

SILVESTRI, INC.

By:	/s/ Gregory W. Hunt

	Name:	Gregory W. Hunt

	Title:	Chief Financial Officer